SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

________________

FORM 8-K

Current Report

Dated March 23, 2010

of

ZALE CORPORATION

A Delaware Corporation
IRS Employer Identification No. 75-0675400
SEC File Number 001-04129

901 West Walnut Hill Lane
Irving, Texas  75038
(972) 580-4000

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Securities Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Securities Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 23, 2010, Zale Corporation (the “Company”) entered into an amended and restated Employment Security Agreement (“ESA”) with Matthew W. Appel. The amended and restated ESA provides for severance in the event of either a “Qualifying Termination” other than during a “Protection Period” as defined in the ESA or a termination due to disability or death in the amount of twelve (12) months salary and average earned bonus. Prior to being amended, the ESA for Mr. Appel provided for six (6) months salary and average earned bonus in either event.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Zale Corporation

Dated: March 23, 2010	By:	/s/ Theo Killion
Theo Killion
President and Interim Chief Executive Officer